Exhibit 10.26(a)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

BOLTTHREADS.COM	5858 Horton St. Suite 400
Emeryville, CA 94608

Amendment No. 1 to the Supply and License Agreement

This Amendment No. 1 to Supply and License Agreement (this “Amendment”) is made as of 8/19/2022 between Bolt Threads, Inc., a Delaware corporation (“Bolt”), and Vegamour, Inc., a Delaware corporation (“Vegamour”) (together, the “Parties”).

WHEREAS, the Parties are party to that certain Supply and License Agreement dated as of August 1, 2021 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	The first sentence of Section 1 of the Agreement is hereby amended and restated to read as follows:

“Term. The term of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2025 (the “Term” unless earlier terminated in accordance with this Agreement.”

2.	The first sentence of Section 2 of the Agreement is hereby amended and restated to read as follows:

“Limited bSilk Powder and Know-How License. Subject to the terms and conditions set forth in this Agreement, including Vegamour's limited permitted use of bSilk Powder hereunder, Bolt hereby grants to Vegamour, and Vegamour hereby accepts, a limited, non-transferable, non-sublicensable, non-assignable license to use the bSilk Powder (the “Product License”) solely for the purpose of developing, manufacturing and distributing haircare products (“Haircare Products”) for sale in the United States, Canada, European Union, United Kingdom, Australia & New Zealand (the “Territory”).”

3.	Section 4 of the Agreement is hereby amended and restated to read as follows:

“Product Orders; Minimum Purchase Requirements. Vegamour may request Bolt to deliver bSilk Powder in amounts set forth in a written order for such bSilk Powder issued by Vegamour (a “Product Order”) setting forth a delivery date mutually agreed by the Parties, in accordance with the terms thereof and the terms of this Agreement. With respect to annual minimum purchases (each, a “Minimum Purchase”) pursuant to this Agreement, a Minimum Purchase of $500,000 (five hundred thousand dollars) shall apply for the remainder of 2022 at a purchase price of $[***]/kg. Vegamour agrees to purchase a minimum of $1,000,000 (one million dollars) of bSilk during 2023 at a purchase price not to exceed $[***]/kg. Vegamour agrees to purchase a minimum of $1,500,000 (one million five hundred thousand dollars) of bSilk in 2024 at a purchase price not to exceed $[***]/kg. Vegamour agrees to purchase a minimum of $2,250,000 (two million two hundred fifty thousand dollars) of bSilk in 2025 at a purchase price not to exceed $[***]/kg. The provisions of this Agreement shall prevail over any conflicting statement, term or provision contained in any document related to this Agreement passing between the Parties (whether a Product Order issued hereunder or otherwise), including any acknowledgment, confirmation or notice.”

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4.	Section 5 of the Agreement is hereby amended and restated to read as follows:

“Priority Supply; Obligations.

(a)	This supply arrangement is non-exclusive as to Bolt, and Bolt may, during the Term, sell its bSilk Powder to other third parties for the manufacture of products, including haircare products or other personal products except as set forth below in 5(b), provided that Vegamour has satisfied each of the requirements set forth in 5(c). In the event Bolt agrees to sell bSilk to any third party on pricing and discount terms more favorable than those offered to Vegamour after the Effective Date of the Agreement, the same pricing and discount terms shall apply to bSilk purchased thereafter by Vegamour, provided that Vegamour has satisfied the applicable Minimum Purchase requirement at the time.

(b)	Bolt will preferentially supply Vegamour bSilk as set forth in this Section 5(b), provided that Vegamour has satisfied each of the requirements set forth in 5(c): (1) Bolt will refrain from supplying bSilk to third party customers for the development of Haircare products until December 31, 2023; (2) Bolt will refrain from supplying bSilk to third party customers for marketed Haircare products in the United States, Canada, European Union, United Kingdom, Australia & New Zealand until December 31, 2024; (3) Bolt will preferentially supply available Haircare bSilk to fulfill Vegamour's Product Orders during the Term (all of (1)-(3), the “Priority Supply”). Notwithstanding the foregoing, Bolt may reserve a reasonable amount of Haircare bSilk for Bolt's development and testing purposes, including using third parties to complete such development and testing.

(c)	In order to maintain the Priority Supply set forth in 5(b)(1)-(3), Vegamour shall satisfy the requirements set forth in this Section 5(c): (1) Vegamour will satisfy all applicable Minimum Purchase requirements; (2) Vegamour will pay Bolt an annual priority fee (the “Priority Fee”) of $[***] ([***] dollars) for 2022, $[***] ([***] dollars) for 2023, $[***] ([***] dollars) for 2024, and $[***] ([***] dollars) for 2025; (3) For the United States, European Union, Australia, and New Zealand, Vegamour will actively market and sell a product in the region in a calendar year in order to maintain the priority supply for the following calendar year."

(d)	If applicable during the Term, Bolt will provide Vegamour the opportunity to discuss an extension of this Agreement prior to executing an agreement with a third party for the supply of bSilk that would prohibit Bolt supplying bSilk to Vegamour for Haircare Products in the Territory.

5.	The following sentences are hereby added to the beginning of Section 10 of the Agreement as follows:

“Payments and Payment Schedule. Vegamour agrees to pay Bolt in U.S. Dollars the Priority Fee for 2022 on [***]. For each subsequent year, Vegamour agrees to pay Bolt the Priority Fee on [***]. Purchase Orders will be paid as set forth in this Section 10.

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6.	Section 18(a) of the Amendment is hereby amended and restated to read as follows:

“Assignment. A Party may assign this Agreement without the other party's consent to a successor to all or substantially all of the Party's business or assets to which this Agreement relates, whether by merger, sale of stock, operation of law or otherwise. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties and their respective successors and permitted assigns.”

7.	Exhibit A (Pricing Tier) is deleted.

8.	General.

(a)	Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect as set forth therein.

(b)	In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

(c)	Each Party agrees that the Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the Parties relating to the subject matter contained therein and herein, and supersedes all prior proposals and understandings, oral and written, relating to such subject matter.

(d)	This Amendment shall not be modified or rescinded except in a writing signed by the Parties.

(e)	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law, provision, or rule that would cause the application of laws of any other jurisdiction.

(f)	This Amendment may be executed and delivered in one or more counterparts, either manually or electronically (including by PDF and electronic mail), each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement. No counterpart shall be effective unless and until each party has executed at least one counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers or representatives as of the effective date.

BOLT THREADS, INC.:		VEGAMOUR, INC.:

Signature:	/s/ Sue Levin	Signature:	/s/ Darren Summers
Name:	Sue Levin	Name:	Darren Summer
Title:	Chief Marketing Officer	Title:	CFO

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